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                          NUVEEN INVESTMENT TRUST II
                          --------------------------

                   RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT
                   ------------------------------------------


This Agreement made this 2nd day of June, 2001 by and between Nuveen Investment Trust II, a Massachusetts business trust (the "Fund"), and Nuveen Institutional Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment advisory and management services and certain other services to the Fund; and

WHEREAS, the Board of Trustees, at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 2002 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement, the parties hereto do hereby approve the continuance of the Agreement in effect until August 1, 2002 and do ratify and confirm the Agreement in all respects.


                                       NUVEEN INVESTMENT TRUST II

                                       By: /s/ Gifford R. Zimmerman
                                           ---------------------------
                                           Vice President
ATTEST:


/s/ Virginia L. O'Neal
---------------------------
Assistant Secretary

                                       NUVEEN INSTITUTIONAL
                                       ADVISORY CORP.

                                       By: /s/ William M. Fitzgerald
                                           ---------------------------
                                           Vice President
ATTEST:


/s/ Larry Martin
---------------------------
Assistant Secretary